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                                                           Exhibit (b)(3) to
                                                                 Schedule TO

The Bank of Nova Scotia
San Francisco Agency
580 California Street, Suite 2100
San Francisco, CA, U.S.A. 94104
Mailing Address: P.O. Box 3716
San Francisco, CA U.S.A. 94119
Tel: (415) 986-1100
Fax: (415) 397-0791
Telex: 00340602
[Scotia Capital logo]


CONFIDENTIAL

September 5, 2000

Vincor International Inc.
441 Courtneypark Drive East
Mississauga, Ontario L5T 2V3

Attention:   Mr. Richard G. Jones,
             Executive Vice-President and Chief Financial Officer

RE: COMMITMENT LETTER DATED AUGUST 28, 2000 ISSUED BY THE BANK OF NOVA SCOTIA IN FAVOUR OF VINCOR INTERNATIONAL INC. RE: ESTABLISHMENT OF THE ACQUISITION FACILITY AND THE TERM SHEET ATTACHED THERETO

Dear Sirs:

We confirm that Condition Precedent to Initial Funding under the Acquisition Facility No. 10 as described in the Term Sheet has been satisfied. We trust the above is satisfactory.

Yours very truly,

THE BANK OF NOVA SCOTIA

/s/ Sean Buchan
-----------------------
Sean Buchan
Director